UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

April 13, 2004
(Date of earliest event reported)

INVESTORS REAL ESTATE TRUST
(Exact name of registrant as specified in its charter)

North Dakota	0-14851	45-0311232
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12 South Main Street, Suite 100, Minot, ND	58701
(Address of principal executive offices)	(Zip Code)

(701) 837-4738
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS

On April 13, 2004, Investors Real Estate Trust (IRET) issued a press release announcing the launch of an underwritten public offering of 1 million shares of its Series A Cumulative Redeemable Preferred Shares of Beneficial Interest (liquidation preference $25.00 per share).  D.A. Davidson & Co. will be the sole managing underwriter of the offering.  IRET also announced the offering of up to 1.2 million of its shares of beneficial interest for $10.10 per share in a separate best efforts offering that commenced April 7, 2004.

The full text of the press release is set forth in Exhibit 99 attached hereto and is incorporated in this report as if fully set forth herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 13, 2004

INVESTORS REAL ESTATE TRUST (Registrant)
By: /S/ Timothy P. Mihalick (Signature) Timothy P. Mihalick Senior Vice President & Chief Operating Officer

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